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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-274565 on Form S-8 of Muncy Columbia Financial Corporation of our report dated March 12, 2024, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of Muncy Columbia Financial Corporation for the year ended December 31, 2023.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
March 12, 2024